Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Sonde Resources Corp. (the "Registrant") on Form 40-F for the year ended December 31, 2013, as filed with the Commission on the date hereof (the "Report"), Toufic Nassif, as President and Chief Executive Officer of the Registrant and Rene P. Beaumier, Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Toufic Nassif
Name:	Toufic Nassif
Title:	President and Chief Executive Officer
Date:	March 27, 2014

/s/ Rene P. Beaumier
Name:	Rene P. Beaumier
Title:	Chief Financial Officer
Date:	March 27, 2014

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.